UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2019

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Notes

As previously announced, on October 30, 2018, Egalet Corporation (the “Company” or “Egalet”) and Egalet US Inc., a wholly-owned subsidiary of Egalet (“Egalet US”), entered into an Asset Purchase Agreement (as amended, supplemented and otherwise modified from time to time, the “Purchase Agreement”) with Iroko Pharmaceuticals Inc. (“Iroko”) pursuant to which, upon the terms and subject to the conditions set forth therein, Egalet US would acquire certain assets and rights of Iroko, referred to in the Purchase Agreement as the “Transferred Assets,” and assume certain liabilities of Iroko, referred to in the Purchase Agreement as the “Assumed Liabilities,” including assets related to Iroko’s marketed products VIVLODEX®, TIVORBEX®, ZORVOLEX®  and INDOCIN® (indomethacin) oral suspension and suppositories (“INDOCIN”) (collectively, the “Iroko Acquisition”). As further described therein, the Iroko Acquisition was to be effectuated pursuant to, and was conditioned upon, the occurrence of the effective date of the Joint Plan of Reorganization (as amended, supplemented and otherwise modified from time to time, the “Plan”) related to the voluntary petitions for reorganization (the “Bankruptcy Petitions”) under Chapter 11 of the Bankruptcy Code filed by the Company and its wholly-owned subsidiaries (collectively, the “Debtors”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). As also previously announced, on January 14, 2019, the Court entered an order (the “Confirmation Order”) confirming the Plan under Chapter 11 of the Bankruptcy Code.

As further described herein, on January 31, 2019 (the “Effective Date”), the Company completed the Iroko Acquisition and consummated the transactions contemplated by the Plan.  In connection with the Iroko Acquisition, the Company issued to Iroko and certain of its affiliates an aggregate of 4,586,875 shares of the Company’s common stock and, as a result thereof, Iroko and its affiliates owned approximately 49.0% of the Company’s common stock immediately following the consummation of the transactions contemplated by the Purchase Agreement and the Plan.  The full text of the Purchase Agreement and the Plan are attached as Exhibits 2.1 and 99.1 to this Current Report on Form 8-K and are incorporated by reference herein. We also refer to the Company’s Current Reports on Form 8-K filed on October 31, 2018 and January 16, 2019 related to certain matters described herein, which are also incorporated by reference herein

Item 1.01                                           Entry into a Material Definitive Agreement.

13% Senior Secured Notes Indenture

On the Effective Date, the Company issued $95.0 million aggregate principal amount of its 13% senior secured notes (the “Notes”) and entered into an indenture (the “Indenture”) governing the Notes with the guarantors party thereto (the “Guarantors”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).  The Notes were issued in two series: (x) $50 million of “Series A-1 Notes,” issued pursuant to the Plan to former holders of First Lien Secured Notes Claims (as defined below) and which will be subject to an interest holiday from the Effective Date through November 1, 2019 and (y) $45 million of “Series A-2 Notes,” issued to Iroko and certain of its affiliates and which are subject to the rights of set-off and recoupment and related provisions set forth in the Purchase Agreement. The obligations of the Company under the Indenture and the Notes are unconditionally guaranteed on a secured basis by the Guarantors.

Interest on the Notes accrues at a rate of 13% per annum and is payable semi-annually in arrears on May 1st and November 1st of each year (each, a “Payment Date”) commencing on May 1, 2019 (subject to the interest holiday referred to above with respect to the Series A-1 Notes). On each Payment Date, the Company will also pay an installment of principal on the Notes in an amount equal to 15% of the aggregate net sales of OXAYDO® (oxycodone HCI, USP) tablets for oral use only —CII, SPRIX® (ketorolac tromethamine) Nasal Spray, ARYMO® ER, Egalet-002, VIVLODEX®, TIVORBEX®, ZORVOLEX®  and INDOCIN® (indomethacin) oral suspension and suppositories (collectively, the “Products”) for the two consecutive fiscal quarter period most recently ended, less the amount of interest paid on the Notes on such Payment Date.

The Notes are senior secured obligations of the Company and will be equal in right of payment to all existing and future pari passu indebtedness of the Company, will be senior in right of payment to all existing and future subordinated indebtedness of the Company, will have the benefit of a security interest in the Notes collateral and will be junior in lien priority in respect of any collateral that secures any first priority lien obligations incurred from time to time in accordance with the Indenture. The stated maturity date of the Notes is January 31, 2024.  Upon the occurrence of a Change of Control, subject to certain conditions, or certain Asset Sales events (each, as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 101.00% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to the date of repurchase.

The Company may redeem the Notes at its option, in whole or in part from time to time, prior to January 31, 2020, at a redemption price equal to 100.00% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, through the redemption date, plus a make-whole premium computed using a discount rate equal to the treasury rate in respect of such redemption date plus 100 basis points. The Company may redeem the Notes at its option, in whole or in part from time to time, on or after January 31, 2020, at a redemption price equal to: (i) from and including January 31, 2020 to and including January 30, 2021, 103.00% of the principal amount of the Notes to be redeemed and (ii) from and including January 31, 2021 and thereafter, 100.00% of the principal amount of the Notes to be redeemed, in each case, plus accrued and unpaid interest to the redemption date. In addition, prior to January 31, 2020, the Company may redeem, at its option, up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more public or private equity offerings at a redemption price equal to 113.50% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption in accordance with the Indenture; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after each such redemption and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.  No sinking fund is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes.

Pursuant to the Indenture, the Company and its restricted subsidiaries must also comply with certain affirmative covenants, such as furnishing financial statements to the holders of the Notes, and negative covenants, including limitations on the following: the incurrence of debt; the issuance of preferred and/or disqualified stock; the payment of dividends, the repurchase of shares and under certain conditions making certain other restricted payments; the prepayment, redemption or repurchase of subordinated debt; the merger, amalgamation or consolidation involving the Company; engaging in certain transactions with affiliates; and the making of investments other than those permitted by the Indenture.  In addition, commencing December 31, 2019, the Company must maintain a minimum level of consolidated liquidity, based on unrestricted cash on hand and availability under any revolving credit facility, equal to the greater of (1) the quotient of the outstanding principal amount of the Notes divided by 9.5 and (2) $7,500,000.

The Indenture governing the Notes contains customary events of default with respect to the Notes (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable or the Company’s failure to comply with the minimum consolidated liquidity covenant described above), and upon certain events of default occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may (subject to the provisions of the Indenture) declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, as well as the then-applicable optional redemption premium under the Indenture, will be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization involving the Company or a Restricted Subsidiary (as defined in the Indenture), the Notes will automatically become due and payable.  With respect to any event of default due to the Company’s non-compliance with the minimum liquidity covenant, the Company may, within ten business days, cure such default through the issuance of equity securities, subordinated debt securities or certain other capital contributions.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Royalty Rights Agreements

On the Effective Date, the Company (i) entered into royalty rights agreements with Iroko and certain of its affiliates and (ii) amended and restated its existing royalty rights agreements with each of the other holders of the Notes

(collectively, the “Royalty Rights Agreement”). Pursuant to the Royalty Rights Agreements, the Company sold the right to receive, in the aggregate, a payment equal to 1.5% of the aggregate net sales of the Products through December 31, 2022, inclusive (the “Royalty Rights”).  The Royalty Rights Agreements also include other terms and conditions customary in agreements of this type.

The description of the Royalty Rights Agreements contained herein is qualified in its entirety by reference to the form of Royalty Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Agreement

On the Effective Date and in connection with its entry into the Indenture, the Company entered into a collateral agreement, dated as of the Effective Date, with the Collateral Agent and the subsidiary parties from time to time party thereto (the “Collateral Agreement”). Pursuant to the terms of the Collateral Agreement, the Notes and the related guarantees are secured by a first priority lien on substantially all of the Company’s and the Guarantors’ assets, in each case, subject to certain prior liens and other exclusions, and a pledge of 65% of the voting equity interests and 100% of the non-voting equity interests of the Company’s foreign subsidiaries (other than Egalet Limited and any Specified IP Subsidiary (as defined in the Indenture), of which 100% of the voting equity interests have been pledged) to the extent and only for so long as the Company determines in good faith that permitting a pledge of 100% of such voting Equity Interests would result in material adverse tax consequences for the Company or any of its subsidiaries, it being understood that, if a percentage less than 100% but greater than 65% of such voting equity interests may be pledged without any such material adverse tax consequences, then such percentage shall be pledged.

The description of the Collateral Agreement contained herein is qualified in its entirety by reference to the Collateral Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

iCeutica License Agreement

Pursuant to the Purchase Agreement, on the Effective Date, the Company assumed the rights and obligations of Iroko and its subsidiaries pursuant to the Amended and Restated Nano-Reformulated Compound License Agreement, dated October 30, 2018 (the “iCeutica License”), with iCeutica Inc. and iCeutica Pty Ltd. (collectively, “iCeutica”) to license certain technology, intellectual property and expertise related to iCeutica’s SoluMatrix® technology, meloxicam and certain other rights of iCeutica.

Pursuant to the iCeutica License, iCeutica grants to the Company (as the assignee of Iroko) a sole and exclusive, world-wide right and license under certain iCeutica intellectual property to make, use, sell, offer and import certain products made from the compounds indomethacin, diclofenac, naproxen and meloxicam.  In consideration of the grant of the iCeutica License, the Company is obligated to pay to iCeutica a mid-single digit royalty on all Net Sales of any licensed products, including pro rata portions of any combination products that include a licensed product.

The iCeutica License will terminate on a country-by-country basis until the expiration of the last-to-expire of any patent rights in such country, and otherwise twenty years after the date of the first commercial introduction of a licensed product in such country.  Either party may terminate the license in its entirety if the other party materially breaches the License Agreement, subject to applicable cure periods.   The iCeutica License also contains customary provisions for an agreement of this type related to intellectual property matters, confidentiality, representations and warranties and indemnification.

The foregoing description of the iCeutica License does not purport to be complete and is qualified in its entirety by reference to the full text of the iCeutica License, which the Company expects to file as exhibits to a report filed under the Exchange Act and intends to seek confidential treatment for certain terms and provisions of the License Agreement.

Stockholders’ Agreement

On the Effective Date, the Company entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Iroko and certain of its affiliates.  Pursuant to the Stockholders’ Agreement, Iroko and the other stockholder parties have agreed to a customary lock-up with respect to their shares of common stock for a period of 90 days following the Effective Date and a customary standstill provision for a period of 24 months following the Effective Date, in each case, subject to certain exceptions.  In addition, pursuant to the Stockholders’ Agreement, the stockholder parties are entitled to designate two nominees to the Company’s board of directors for so long as such entities hold 25% of the equity consideration received on the Effective Date.  The Stockholders’ Agreement also provides for customary preemptive rights in favor of the stockholder parties with respect to certain future issuance of equity securities by the Company, subject to certain exceptions.

The description of the Stockholders’ Agreement contained herein is qualified in its entirety by reference thereto, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Interim Promissory Note

On the Effective Date, pursuant to the Purchase Agreement, the Company issued a $4.5 million subordinated promissory note to an affiliate of Iroko in respect of certain inventory purchases by Iroko during the pendency of the Iroko Acquisition (the “Interim Promissory Note”).  The Interim Promissory Note bears interest at a rate of 8% per annum (payable by way of increasing the principal amount of the Interim Promissory Note on each interest payment date), is expressly subordinate to the Notes, and matures on July 31, 2020.

A copy of the Interim Promissory Note is attached as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Warrant Agreements

On the Effective Date, the Company entered into warrant agreements (the “Warrant Agreements”) with Iroko, certain of Iroko’s affiliates and certain other parties entitled to receive shares of the Company’s common stock as consideration pursuant to the Purchase Agreement or in satisfaction of certain claims pursuant to the Plan. Pursuant to the Warrant Agreements, the Company issued warrants (the “Warrants”) to purchase up to an aggregate of 4,972,365 shares of the Company’s common stock. The warrants are exercisable at any time at an exercise price of $0.001 per share, subject to certain ownership limitations including, with respect to Iroko and its affiliates, that no such exercise may increase the aggregate ownership of such parties above 49% of the number of shares of common stock then outstanding.

Copies of the forms of Warrant Agreement are attached as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Preemptive Rights Agreements

On the Effective Date, the Company entered into preemptive rights agreements (the “Preemptive Rights Agreements”) with certain of the Supporting Noteholders. The Preemptive Rights Agreements provide for customary preemptive rights in favor of the stockholder parties thereto with respect to certain future issuances of debt or equity securities by the Company, subject to certain exceptions, for so long as such stockholder party continues to hold at least 2.5% of the outstanding shares of the Company’s common stock.

The description of the Preemptive Rights Agreement contained herein is qualified in its entirety by reference to the form thereof, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Transition Services Agreement

On the Effective Date, the Company and Iroko Pharmaceuticals LLC (“Iroko LLC”), a subsidiary of Iroko, entered into a transition services agreement (the “Transition Services Agreement”) pursuant to which Iroko LLC will provide or cause to be provided certain services related to the Transferred Assets and the related business for a period of time following the Effective Date.  The Transition Services Agreement includes customary provisions regarding fees, reimbursement of expenses, confidentiality and indemnification.

A copy of the form of Transition Services Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Lock-Up Agreements

On the Effective Date, the Company entered into lock-up agreements (the “Lock-Up Agreements”) with Iroko, certain of Iroko’s Affiliates and certain of the Supporting Noteholders (as defined in the Plan) pursuant to which such entities agreed, for 90 days after the Effective Date, not to sell, pledge, encumber or take certain other actions with respect to 50% of the shares of common stock issued to such entity on the Effective Date, subject to certain customary exceptions.

A copy of the form of Lock-Up Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Iroko pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”), upon Iroko’s request at any time following the date which is 180 days following the date on which any equity securities of the Company are accepted for listing on any national securities exchange, a registration statement on Form S-1 or Form S-3, and thereafter to use its commercially reasonable efforts to cause to be declared effective as promptly as practicable, one or more registration statements for the offer and resale of the common stock of the Company held by Iroko and certain of its affiliates. The Registration Rights Agreement contains other customary terms and conditions, including, without limitation, provisions with respect to blackout periods, underwrite cutbacks, reimbursement of expenses and indemnification.

A copy of the Registration Rights Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Employment Agreement Amendments

On the Effective Date, the Company entered into amendments to the employment agreements of each of Robert S. Radie, Mark Strobeck, Barbara Carlin, Megan Timmins and Patrick Shea (the “Employment Agreement Amendments”).  The Employment Agreement Amendments provide that, as consideration for such employee’s ability to participate in the Management Incentive Plan (as defined in the Plan), such employee waives any increased benefits pursuant to such employment agreement as a result of any “Change in Control” (as defined in the applicable employment) effected as a result of the consummation of the Iroko Acquisition and the other transactions contemplated by the Plan.

A copy of the form of Employment Agreement Amendment is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Item 1.02                                           Termination of a Material Definitive Agreement

In connection with the effectiveness of and pursuant to the terms of the Plan, on the Effective Date, the obligations of the Company and its subsidiaries (as applicable) under the following agreements (in each case, as amended, supplemented or otherwise modified from time to time) have been satisfied and discharged:

•                  Indenture dated April 7, 2015 between the Company and The Bank of New York Mellon, as trustee;

•                  Indenture, dated as of August 31, 2016, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent;

•                  Indenture, dated as of December 27, 2017, by and among Egalet Corporation, the Guarantors party thereto as of the date thereof and The Bank of New York Mellon, as trustee;

•                  Collateral Agreement, dated as of August 31, 2016, among the Company, the Subsidiary Parties from time to time party thereto and U.S. Bank National Association as trustee and collateral agent;

•                  Purchase Agreement, dated April 1, 2015, by and among the Company and the initial purchasers of the Company’s previously outstanding 5.50% Convertible Notes due 2020 named therein;

•                  Purchase Agreements, dated August 31, 2016, by and between the Company and the initial purchasers of the Old 13% Notes (as defined below) named therein;

•                  Exchange Agreements, dated December 20, 2017, by and between the Company and the former holders of the Company’s previously outstanding 6.50% Convertible Notes due 2024 named therein;

•                  Warrants, dated July 11, 2017, by and between the Company and the other parties thereto;

•                  Registration Rights Agreement, dated as of November 20, 2015, by and among Egalet Corporation and the stockholders party thereto;

•                  Controlled Equity Offering SM Sales Agreement, dated July 2, 2015, by and between Egalet Corporation and Cantor Fitzgerald & Co.;

•                  Egalet Corporation 2013 Stock-Based Incentive Compensation Plan and any related award agreements;

•                  Egalet Corporation 2016 Employee Stock Purchase Plan and any related purchase agreements; and

•                  Egalet Corporation 2017 Inducement Plan and any related award agreements.

Item 1.03                                           Bankruptcy or Receivership

As previously announced and noted above, on January 14, 2019, the Court entered the Confirmation Order confirming the Plan under Chapter 11 of the Bankruptcy Code.  On the Effective Date, and substantially concurrent with the consummation of the Iroko Acquisition, the Plan became effective.

Pursuant to the Plan, on the Effective Date, among other things, the following transactions occurred:

•                  payment in full, in cash, of all administrative claims, statutory fees, professional fee claims and certain priority claims, other secured claims, and general unsecured claims (or, to the extent not so paid, such amounts shall be paid as soon as practicable after the Effective Date or in the ordinary course of business, subject to the reorganized company’s claims and defenses);

•                  the cancellation of all of the Company’s common stock and all other equity interests in the Company outstanding on the Effective Date prior to the consummation of the transactions;

•                  the conversion of approximately $80.0 million of claims (the “First Lien Secured Notes Claims”) related to the Company’s old 13% Senior Secured Notes (the “Old 13% Notes”) into (1) $50.0 million in aggregate principal amount of Series A-1 Notes, (2) a number of shares of common stock of the Company (or Warrants) representing, in the aggregate, 19.38% of the shares outstanding as of the Effective Date (subject to dilution only on account of the Management Incentive Plan (as defined in the Plan)) (the “First Lien Equity Distribution”), (3) $20.0 million in cash less certain amounts related to adequate protection payments, and (4) cash in an amount equal to certain unpaid fees and expenses of the trustee under the indenture governing the Old 13% Notes;

•                  the conversion of $48.6 million of claims (the “Convertible Notes Claims”) related to the Company’s old 5.50% Convertible Senior Notes due 2020 and its old 6.50% Convertible Senior Notes due 2023 into a number of shares of common stock of the Company (or Warrants) representing, in the aggregate, 31.62% of the shares outstanding as of the Effective Date (subject to dilution only on account of the Management Incentive Plan);

•                  the consummation of the Iroko Acquisition and other transactions contemplated by the Purchase Agreement; and

•                  the effectiveness of the discharge, release, exculpation and injunction provisions for the benefit of the Debtors’, certain of the Debtors’ claimholders and certain other parties in interest, each in their capacities as such, from various claims and causes of action.

Each of the foregoing percentages of equity in the Company is subject to dilution solely from the shares issued or reserved for issuance under the Management Incentive Plan (as defined in the Plan). On the Effective Date, following the consummation of the Iroko Acquisition and the other transactions contemplated by the Plan, there were 9,360,968 shares of common stock issued and outstanding.

The foregoing is a summary of certain transactions that occurred pursuant to the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. A copy of the Plan is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Item 2.01                                           Completion of Acquisition or Disposition of Assets

The information required by this Item 2.01 relating to the Iroko Acquisition set forth under the Explanatory Note or Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 relating to the Notes, the Indenture and the Interim Promissory Note set forth under the Explanatory Note or Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                                           Unregistered Sale of Equity Securities

On the Effective Date, all existing equity interests, including all existing shares of old common stock, of the Company were cancelled pursuant to the Plan.

On the Effective Date, the Company issued (i) an aggregate of 4,774,093 shares of common stock to the former holders of First Lien Secured Notes Claims and Convertible Notes Claims and (ii) Warrants issuable for an aggregate of 2,535,905 shares of common stock to certain holders of First Lien Secured Notes Claims and Convertible Notes Claims. Based on the Confirmation Order and the Plan, the issuance of such shares of common stock of the Company and the Warrants (including shares of common stock issuable upon the exercise thereof) are exempt from registration requirements of the Securities Act, in reliance on Section 1145 of the Bankruptcy Code.

Also on the Effective Date, the Company issued an aggregate of 4,586,875 shares of common stock to Iroko and certain of its affiliates pursuant to the Purchase Agreement.  The issuance of the common stock pursuant to the Purchase Agreement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder.

The information required by this Item 3.02 relating to foregoing and set forth under the Explanatory Note, Item 1.01 or Item 1.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders

The information required by this Item 3.03 and set forth under the Explanatory Note, Item 1.01, Item 1.02, Item 1.03 or Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01                                           Changes in Control of Registrant

Upon the effectiveness of the Plan and the Iroko Acquisition, (i) Iroko, together with certain of its affiliates, owns approximately 49% of the outstanding common stock of the Company and (ii) the former holders of First Lien Secured Notes Claims and Convertible Notes Claims own, in the aggregate, approximately 51% of the outstanding common stock of the Company. Pursuant to the Plan and as described below, Iroko and the Supporting Noteholders (as defined in the Plan) have designated certain new members of the board of directors of the Company.

The information required by this Item 5.01 and set forth under the Explanatory Note, Item 1.01, Item 1.02, Item 1.03 or Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Pursuant to the Plan, a new board of directors of the Company took office as of the Effective Date, consisting of: Robert S. Radie; Andrea Heslin Smiley; Timothy P. Walbert (collectively with Mr. Radie and Ms. Smiley, the “Continuing Directors”); Joseph McInnis; Luke Düster; Todd Holmes; and Matthew Pauls.  Upon the effectiveness of the Plan, on the Effective Date, the following members of the Company’s prior board of directors were deemed to have resigned as directors of the Company: Elaine Hochberg; Nicholas C. Nicolaides; John E. Osborn; Robert P. Roche, Jr.; John Varian; and Gregory Weaver.

Information concerning the Continuing Directors has been previously disclosed in the Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on April 6, 2018 and is incorporated herein by reference. Information concerning the newly appointed directors of the Company is set forth below:

Joseph McInnis, 43, is a Principal at Murrin Construction, a position he has held since July 2015.  Prior to joining Murrin Construction, Mr. McInnis served as Managing Director and Investment Analyst at Greywolf Capital from 2004 to 2015 and as an Investment Analyst in Goldman Sachs’ Special Situations Investing Group from 2001 to 2004.  Mr. McInnis currently serves on the boards of Aspire Oil & Gas, a privately held oil and gas exploration and production company, and the Washington Mutual, Inc. Liquidating Trust, a liquidating trust for a former bank holding company and the owner of Washington Mutual Bank, positions he has held since November 2015.  Mr. McInnis previously served on the board of Lumara Healthcare, a provider of women’s specialty pharmaceuticals, from September 2013 to November 2014.  Mr. McInnis earned his Bachelor of Commerce in Finance from the University of British Columbia.

Luke Düster is a member of the Founders Group at CRG, a healthcare-focused investment firm, and serves as Partner and member of CRG’s investment committee. Prior to CRG, Mr. Düster was an investment banker at Harris Williams & Co., an investment firm.  Mr. Düster also held investment banking roles at the Wallach Company, a regional investment banking boutique, and at the Nord Companies, a healthcare advisory firm. Mr. Düster received a bachelor’s degree from the University of Colorado at Boulder in 1997, where he graduated summa cum laude. He received an M.B.A with honors from the Wharton School at the University of Pennsylvania in 2004.

Todd Holmes serves as a Principal at CRG, a healthcare-focused investment firm. Prior to joining CRG, Todd was an investor and founding member of Gurnet Point Capital, where he led investments and acquisitions and was actively involved on company boards.  Previously, Mr. Holmes was a member of Third Rock Ventures where he held investment and operational roles and was part of the founding team at Ember Therapeutics, an investor at BVF Partners, a biotechnology-focused hedge fund, and a member of the commercial lending practice at Silicon Valley Bank.  Mr. Holmes received a Bachelor’s degree in Economics from Colgate University and an MBA from the Wharton School at the University of Pennsylvania.

Matthew Pauls, 47, has served as Chief Executive Officer of Strongbridge Biopharma plc since August 2014 and as a member of its board of directors since September 2015. Mr. Pauls has served as a member of the board of directors of Savara Inc. (formerly Mast Therapeutics, Inc.), a publicly traded biopharmaceutical company, since October 2015. Prior to joining Strongbridge, Mr. Pauls was Chief Commercial Officer of Insmed, Inc., a publicly traded biopharmaceutical company, from April 2013 to August 2014. Prior to Insmed, Mr. Pauls worked at Shire Pharmaceuticals, a publicly traded specialty biopharmaceutical company, beginning in 2007 until March 2013, most recently as Senior Vice President, Head of Global Commercial Operations. Mr. Pauls also held positions at Bristol-Myers Squibb, a publicly traded pharmaceutical company, in Brand Management and Payor Marketing, and at Johnson & Johnson, a publicly traded medical devices, pharmaceutical and consumer packaged goods manufacturer, in various U.S. and global commercial roles. He is a volunteer board member of the Pennington School in Pennington, New Jersey, and the Boys & Girls Clubs of Philadelphia. Mr. Pauls holds B.S. and M.B.A. degrees from Central Michigan University and a J.D. from Michigan State University College of Law.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2019, in accordance with the Plan, the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended and restated, the “A&R Charter”) was filed with the Secretary of State of the State of Delaware, at which time the A&R Charter became effective.  Among other things, the A&R Charter decreases the number of shares of authorized common stock of the Company from 275,000,000 to 100,000,000 and decreases the maximum number of directors that may serve on the Board to seven.  A copy of the A&R Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

On the Effective Date, pursuant to the Plan, the Company’s Second Amended and Restated Bylaws (the “A&R Bylaws”) became effective.  Among other things, the A&R Bylaws provide for special director nomination procedures, related party transaction approval procedures and independence requirements with respect to certain directors appointed by the Supporting Noteholders pursuant to the Plan (or such directors successors), in each case, for a two-year period following the Effective Date. A copy of the A&R Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety thereby.

Item 7.01.                                        Regulation FD Disclosure.

The Company is currently engaged in discussions with potential lenders to provide financing to the Company in the form of a revolving credit facility, line of credit or similar debt facility of approximately $20 million in aggregate principal amount.  However, such discussions are preliminary and non-binding, the Company has not yet reached a definitive agreement with respect to any such matters and it is unable to predict the outcome of these or any future discussions, and no assurance can be given that the Company will reach a definitive agreement with respect to any such matters, the terms on which any such financing may be available or that the Company will enter into any such facility.

Item 9.01                                           Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Iroko as of and for the years ended December 31, 2018 and December 31, 2017 required to be filed pursuant to Item 9.01(a) of Form 8-K will be included in an amendment to this current report on Form 8-K, to be filed with the SEC within the required time period.

(b) Pro forma financial information.

The unaudited pro forma financial information as of and for the year ended December 31, 2018 required to be filed pursuant to Item 9.01(b) of Form 8-K will be included in an amendment to this current report on Form 8-K, to be filed with the SEC within the required time period.

(d)  Exhibits.

Exhibit Number	Description
2.1

Asset Purchase Agreement, dated October 30, 2018, by and among Egalet Corporation, Egalet US Inc. and Iroko Pharmaceuticals Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 31, 2018).

3.1	Fourth Amended and Restated Certificate of Incorporation of Egalet Corporation.
3.2	Second Amended and Restated Bylaws of Egalet Corporation.
4.1	Indenture, dated as of January 31, 2019, among the Company, the Guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.
4.2	Promissory Note, dated as of January 31, 2019, by and between Egalet Corporation and Iroko Pharmaceuticals Inc.
4.3	Form of Iroko Warrant Agreement.
4.4	Form of Non-Iroko Warrant Agreement.
10.1	Form of Royalty Rights Agreement.
10.2	Collateral Agreement, dated as of January 31, 2019, among the Company, the Subsidiary Parties from time to time party thereto and U.S. Bank National Association as trustee and collateral agent.
10.3	Stockholders’ Agreement, dated as of January 31, 2019, among the Company and the stockholder(s) of the Company from time to time party thereto.

10.4	Form of Preemptive Rights Agreement.
10.5	Transition Services Agreement, dated as of January 31, 2019, by and between the Company and Iroko Pharmaceuticals Inc.
10.6	Form of Lock-Up Agreement.
10.7	Registration Rights Agreement, dated as of January 31, 2019, by and between the Company and Iroko Pharmaceuticals Inc.
10.8	Form of Employment Agreement Amendment.
99.1

Debtors’ First Amended Joint Plan of Reorganization, filed with the Court on January 10, 2019 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed January 16, 2019).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue,” “seek to” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for each such forward-looking statement, the Company cautions you that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain.  You should refer to the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC, which are incorporated herein by reference, for a discussion of additional important factors that may cause the Company’s actual results to differ materially from those expressed or implied by our forward-looking statements.  As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.  Furthermore, such forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2019	Egalet Corporation

	By:	/s/ Robert Radie
Name: Robert Radie
Title: President and Chief Executive Officer